As of June 30, 2012, the following persons or entities now own more than 25% of a funds voting security.

Person/Entity

PROFUND VP BASIC MATERIALS
WRL SERIES ANNUITY ACCOUNT - LIFE CLASS E
36.60%

PROFUND VP DOW 30
SUNLIFE INSURANCE COMPANY OF CANADA- US
93.27%

PROFUND VP BANKS
NATIONWIDE LIFE INSURANCE COMPANY 33.13%

PROFUND VP SEMICONDUCTOR
NATIONWIDE LIFE INSURANCE COMPANY 25.07%

PROFUND VP MONEY MARKET
WRL SERIES ANNUITY ACCT - LIFE CLASS E
34.43%

PROFUND VP SMALL-CAP
WRL SERIES ANNUITY ACCT - LIFE CLASS E
54.86%

PROFUND VP NASDAQ-100
WRL SERIES ANNUITY ACCT - LIFE CLASS E
31.77%

PROFUND VP TECHNOLOGY
LINCOLN NATIONAL LIFE INS CO     29.51%

PROFUND VP ULTRASMALL-CAP
WRL SERIES ANNUITY ACCOUNT - LIFE CLASS E
25.76%

PROFUND VP INTERNATIONAL
WRL SERIES ANNUITY ACCOUNT - LIFE CLASS E
20.72%

PROFUND VP SHORT INTERNATIONAL
WRL SERIES ANNUITY ACCOUNT - LIFE CLASS E
26.22%

PROFUND VP TELECOMMUNICATIONS
WRL SERIES ANNUITY ACCT - LIFE CLASS E
43.62%

PROFUND VP SHORT NASDAQ-100
WRL SERIES ANNUITY ACCT - LIFE CLASS E
30.97%

PROFUND VP RISING RATES OPPORTUNITY
ING USA ANNUITY AND LIFE INSURANCE CO
25.08%

As of June 30, 2012, the following
persons or entities no longer own
more than 25% of a funds voting security.

PROFUND VP BIOTECHNOLOGY
AXA EQUITABLE LIFE INSURANCE COMPANY SA 49
21.84%

PROFUND VP DOW 30
MIDLAND NATIONAL LIFE INSURANCE COMPANY 14.43%